Exhibit 15.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838

Website: www.tongshang.com

April 30, 2019

AirMedia Group Inc.

15/F, Sky Plaza

No.46 Dongzhimenwai Street

Dongcheng District, Beijing 100027

The People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factor” and “Item 4. Information on the Company—B. Business Overview” insofar as they purport to describe the provisions of PRC laws and regulations, in AirMedia Group Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”), and further consent to the incorporation by reference into the Registration Statements No. 333-148352, 333-164219, 333-183448 and 333-187442 on Form S-8 of AirMedia Group Inc. of the summary of our opinions under the headings of “Item 3. Key Information—D. Risk Factor” and “Item 4. Information on the Company—B. Business Overview.” We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices